Exhibit 5.1
                                                    Arent Fox, PLLC
                                                    1050 Connecticut Avenue, NW
                                                    Washington, DC
                                                    20036-5339
                                                    Phone 202/857-6000
                                                    Fax   202/857-6395
                                                    www.arentfox.com

                                                    Steven A. Cohen
                                                    202/775-5742
                                                    cohens@arentfox.com

                                                                   April 5, 2005

PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Gentlemen:

     We have acted as counsel for PHC, Inc., a Massachusetts corporation ("PHC" or the Company), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 as amended, of (i) 1,378,250 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1993 Stock Purchase and Option Plan (the "1993 Option Plan"), (ii) 500,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1995 Employee Stock Purchase Plan, (the "1995 Purchase Plan"), (iii) 145,500 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 1995 Non-Employee Director Stock Option Plan, (the "1995 Director Plan"), (iv) 1,300,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 2003 Stock Purchase and Option Plan (the "2003 Option Plan") and (v) 350,000 shares of Class A Common Stock, $.01 par value, subject to the PHC, Inc. 2004 Non-Employee Director Stock Option Plan, (the "2004 Director Plan"). We may refer to the above described shares of Class A Common Stock being registered under the 1993 Option Plan, 1995 Purchase Plan, 1995 Director Plan, 2003 Option Plan and 2004 Director Plan collectively as the "Shares".

     As counsel to the Company, we have examined such records and documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion. We are of the opinion that the Shares will be, when issued or delivered and paid in full in accordance with the terms of such plans validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,

                                ARENT FOX, PLLC

                                By /s/ Steven A. Cohen, member

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